Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Fourth Quarter and Full Year Results

First Enterprise Cloud Computing Company to Exceed $1.4 Billion Annual Revenue Run Rate

•	Record Quarterly Revenue of $354 Million, up 22% Year-Over-Year
•	Record Full Year Revenue of $1,306 Million, up 21% Year-Over-Year
•	Q4 GAAP EPS of $0.16, up 41% Year-Over-Year
•	Full Fiscal Year GAAP EPS of $0.63, up 82% Year-Over-Year
•	Q4 Operating Cash Flow of $92 Million, up 21% Year-Over-Year
•	Full Year Operating Cash Flow of $271 Million, up 18% Year Over Year
•	Deferred Revenue of $704 Million, up 19% Year-Over-Year
•	Total Customers Grow 4,600 in quarter to 72,500, up 31% Year-Over-Year
•	Company Raises FY11 Revenue Growth Guidance to 16-17%

SAN FRANCISCO, Calif. – February 24, 2010 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2010.

“As our full year results demonstrate, the movement to Cloud Computing is driving exceptional growth for salesforce.com,” said Marc Benioff, chairman and CEO, salesforce.com. “Our Sales Cloud, Service Cloud, and Custom Cloud businesses all delivered outstanding results. And the story is getting better: last week we launched a private beta program for Salesforce Chatter, allowing customers to experience first hand the next generation business collaboration model — a powerful alternative to legacy products such as Lotus Notes and Microsoft SharePoint — by delivering on the social models made popular by Facebook and Twitter.”

Salesforce.com delivered the following results for its fourth quarter and full fiscal year 2010:

Revenue: Total Q4 revenue was $354.0 million, an increase of 22% on a year-over-year basis. Subscription and support revenues were $327.4 million, an increase of 23% on a year-over-year basis. Professional services and other revenues were $26.7 million, an increase of 14% on a year-over-year basis.

For the full fiscal year 2010, the company reported revenue of $1.306 billion, an increase of 21% from the prior year. Subscription and support revenues were $1.209 billion, an increase of 23% on a year-over-year basis. Professional services and other revenues were $96.1 million, an increase of 4% on a year-over-year basis.

Earnings per Share: Q4 GAAP diluted earnings per share rose 41% year-over-year to $0.16, including $25.9 million in stock-based compensation expense and approximately $2.9 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the Q4 GAAP EPS calculation, there was an average of 131 million diluted shares outstanding during the quarter.

For the full fiscal year 2010, GAAP diluted earnings per share rose 82% year-over-year to $0.63, including $88.9 million in stock-based compensation and approximately $10.2 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the GAAP EPS calculation, there was an average of approximately 128 million diluted shares outstanding during the year.

Customers: Net paying customers rose approximately 4,600 during the quarter to finish at approximately 72,500, an increase of 31% for the full year. During FY2010, the company added approximately 17,100 net new customers.

Cash: Cash generated from operations for the fiscal fourth quarter was $92 million, up 21% year-over-year. For the full year, operating cash flow totaled $271 million, up 18% year-over-year. Total cash, cash equivalents and marketable securities finished the year at $1.7 billion, an increase of approximately $844 million from the year prior and includes approximately $500 million in net proceeds from the company’s convertible senior note financing in January 2010.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2010 was $704 million, an increase of 19% on a year-over-year basis.

As of February 24, 2010, salesforce.com is initiating guidance for its first quarter, fiscal year 2011. For fiscal year 2011, the company is raising its prior revenue guidance and initiating EPS guidance. Furthermore, beginning with the announcement of its first quarter, fiscal year 2011 results, the company will be reporting selected non-GAAP financial results along with its GAAP results.

Q1 FY11: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $365 million to approximately $367 million. GAAP diluted EPS is expected to be in the range of approximately $0.12 to approximately $0.13. Non-GAAP diluted EPS is expected to be in the range of approximately $0.29 to approximately $0.30. Excluded from non-GAAP EPS guidance are stock-based compensation expense, expected to be approximately $26.4 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $2.5 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $5.5 million. For purposes of the Q1 GAAP and non-GAAP EPS calculation, the company is expecting an average diluted share count of approximately 133 million shares, a GAAP tax rate of approximately 40%, a non-GAAP tax rate of approximately 38%, and a non-controlling interest charge of approximately $2.0 million.

Full Year FY11: The company is raising the full year revenue guidance it provided on November 17, 2009, with revenue growth now expected to be approximately 16% to 17%. GAAP diluted EPS is expected to be in the range of approximately $0.58 to approximately $0.60. Non-GAAP diluted EPS is expected to be in the range of approximately $1.25 to approximately $1.27. Excluded from non-GAAP EPS guidance are stock-based compensation expense, expected to be approximately $109.5 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $9.4 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $22.4 million. For purposes of the full fiscal year 2011 GAAP and non-GAAP EPS calculation, the company is expecting an average diluted share count of approximately 136 million shares, a GAAP tax rate of approximately 40%, a non-GAAP tax rate of approximately 38%, and a non-controlling interest charge of approximately $9.0 million.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS Guidance:

Fiscal 2011

	Q1	FY2011
GAAP diluted EPS Range	$0.12-$0.13	$0.58-$0.60
Plus
Amortization of purchased intangibles	$ 0.02	$ 0.07
Stock-based expense	$ 0.20	$ 0.81
Amortization of debt discount	$ 0.04	$ 0.17
Less
Income tax effect of certain Non-GAAP items	$(0.09)	$(0.38)

Non-GAAP diluted EPS Range	$0.29-$0.30	$1.25-$1.27

Shares used in computing diluted net income per share (millions)	133	136

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter and full fiscal year 2010 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 54774224, until midnight (ET) March 19, 2010.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. The company’s portfolio of Salesforce CRM applications, available at http://www.salesforce.com/products/, has revolutionized the ways that companies collaborate and communicate with their customers across sales, marketing and service. The company’s Force.com Platform (http://www.salesforce.com/platform/) enables customers, partners and developers to quickly build powerful business applications to run every part of the enterprise in the cloud. Based on salesforce.com’s real-time, multi-tenant architecture, Salesforce CRM and Force.com offer the fastest path to customer success with cloud computing.

As of January 31, 2010, salesforce.com manages customer information for approximately 72,500 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock based compensation, amortization of purchased intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance because many of these items are unrelated to the quarterly operations of the company. The company defines its core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income and cash flow. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible notes will be excluded from FY11 core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company, or to issue convertible senior notes, are made to further the company’s long-term strategic objectives and do impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

Secondarily, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its estimated non-GAAP EPS for FY2011:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. The company uses annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives, items that are fully expensed per GAAP guidelines.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of 0.75% convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest is at a rate of approximately 5.9%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the company’s operating performance because management believes that this is not indicative of ongoing operating performance and because it is a non-cash expense. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP and non-GAAP earnings per share for the first fiscal quarter of 2011 and the full fiscal year, and the company’s expected tax rates, stock-based compensation expenses, amortization expenses, noncontrolling interest charges, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include — but are not limited to — risks associated with possible fluctuations in the company’s financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging market in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation or related dispute settlement; unanticipated changes in the company’s effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-K that will be filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2010 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	$327,394	$266,110	$1,209,472	$984,574
Professional services and other	26,655	23,473	96,111	92,195

Total revenues	354,049	289,583	1,305,583	1,076,769

Cost of revenues (1):
Subscription and support	42,428	35,280	159,172	127,082
Professional services and other	25,631	23,454	98,753	93,389

Total cost of revenues	68,059	58,734	257,925	220,471

Gross profit	285,990	230,849	1,047,658	856,298

Operating expenses (1):
Research and development	36,447	29,460	131,897	99,530
Marketing and sales	168,552	144,483	605,199	534,413
General and administrative	55,472	40,816	195,290	158,613

Total operating expenses	260,471	214,759	932,386	792,556

Income from operations	25,519	16,090	115,272	63,742
Investment income	10,628	5,456	30,408	22,774
Interest expense	(1,207)	(59)	(2,000)	(107)
Other income (expense)	(262)	252	(1,299)	(817)

Income before provision for income taxes and noncontrolling interest	34,678	21,739	142,381	85,592
Provision for income taxes	(12,263)	(7,864)	(57,689)	(37,557)

Consolidated net income	22,415	13,875	84,692	48,035
Less: Net income attributable to noncontrolling interest	(2,021)	(122)	(3,973)	(4,607)

Net income attributable to salesforce.com	$20,394	$13,753	$80,719	$43,428

Earnings per share - basic and diluted:

Basic net income per share attributable to salesforce.com common shareholders	$0.16	$0.11	$0.65	$0.36

Diluted net income per share attributable to salesforce.com common shareholders	$0.16	$0.11	$0.63	$0.35

Shares used in computing basic net income per share	126,235	122,428	124,462	121,183

Shares used in computing diluted net income per share	130,687	124,533	128,114	125,228

(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$3,248	$2,902	$12,570	$11,051
Research and development	4,388	3,000	13,129	9,852
Marketing and sales	11,408	9,923	39,722	36,028
General and administrative	6,901	5,316	23,471	20,435

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2010	2009	2010	2009
Revenues:
Subscription and support	92%	92%	93%	91%
Professional services and other	8	8	7	9

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	12	12	12	12
Professional services and other	7	8	8	8

Total cost of revenues	19	20	20	20

Gross profit	81	80	80	80

Operating expenses:
Research and development	10	10	10	9
Marketing and sales	48	50	46	50
General and administrative	16	14	15	15

Total operating expenses	74	74	71	74

Income from operations	7	6	9	6
Investment income	3	2	2	2
Interest expense	0	0	0	0
Other income (expense)	0	0	0	0

Income before provision for income taxes and noncontrolling interest	10	8	11	8
Provision for income taxes	(4)	(3)	(5)	(4)

Consolidated net income	6	5	6	4
Less: Net income attributable to noncontrolling interest	0	0	0	0

Net income attributable to salesforce.com	6%	5%	6%	4%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2010	January 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,011,306	$483,834
Short-term marketable securities	230,659	213,769
Accounts receivable, net	320,956	266,555
Deferred commissions	47,388	39,384
Deferred income taxes	40,116	31,900
Prepaid expenses and other current assets	55,734	33,115

Total current assets	1,706,159	1,068,557

Marketable securities, noncurrent	485,083	184,962
Fixed assets, net	89,711	77,027
Deferred commissions, noncurrent	28,140	17,699
Deferred income taxes, noncurrent	27,579	26,589
Capitalized software, net	34,809	29,989
Goodwill	48,955	44,872
Other assets, net	39,765	30,127

Total assets	$2,460,201	$1,479,822

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,791	$16,379
Accrued expenses and other current liabilities	194,738	163,205
Income taxes payable	8,424	3,619
Deferred revenue	690,177	583,763

Total current liabilities	908,130	766,966

0.75% Convertible senior notes due 2015, net	450,198	—
Income taxes payable, noncurrent	17,551	12,490
Long-term lease liabilities and other	13,485	7,616
Deferred revenue, noncurrent	14,171	10,263

Total liabilities	1,403,535	797,335

salesforce.com stockholders’ equity:
Common stock	127	123
Additional paid-in capital	938,544	648,724
Accumulated other comprehensive loss	(1,430)	(2,905)
Retained earnings	106,561	25,842

Total stockholders’ equity controlling interest	1,043,802	671,784

Total stockholders’ equity noncontrolling interest	12,864	10,703

Total stockholders’ equity	1,056,666	682,487

Total liabilities and stockholders’ equity	$2,460,201	$1,479,822

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2010	2009	2010	2009
Operating activities:
Consolidated net income	$22,415	$13,875	$84,692	$48,035
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,287	11,033	53,177	35,971
Amortization of debt discount	728	—	728	—
Amortization of deferred commissions	17,932	15,318	63,891	58,732
Expenses related to stock-based awards	25,945	21,141	88,892	77,366
Excess tax benefits from employee stock plans	(19,003)	(12,350)	(51,539)	(54,597)
Loss (gain) on securities	—	(269)	—	1,783
Changes in assets and liabilities:
Accounts receivable, net	(129,877)	(108,875)	(54,522)	(44,798)
Deferred commissions	(39,318)	(23,137)	(82,336)	(63,701)
Prepaid expenses and other current assets	10,812	7,660	(3,899)	(4,746)
Other assets	(781)	(863)	(1,405)	(1,292)
Accounts payable	(826)	(4,439)	(1,588)	8,512
Accrued expenses and other current liabilities	29,333	31,943	64,498	55,440
Deferred revenue	158,913	124,492	110,322	112,852

Net cash provided by operating activities	91,560	75,529	270,911	229,557

Investing activities:
Purchase of subsidiary stock	—	(4,929)	—	(21,622)
Business combinations, net of cash acquired	(7,499)	(563)	(11,999)	(27,907)
Changes in marketable securities	109,558	28,432	(312,716)	(10,409)
Capital expenditures	(7,056)	(12,232)	(53,901)	(61,059)

Net cash provided by (used in) investing activities	95,003	10,708	(378,616)	(120,997)

Financing activities:
Proceeds from borrowings on convertible debt	567,094	—	567,094	—
Proceeds from issuance of warrants	59,283	—	59,283	—
Purchase of convertible note hedge	(126,500)	—	(126,500)	—
Proceeds from the exercise of stock options	60,990	2,706	93,856	43,311
Excess tax benefits from employee stock plans	19,003	12,350	51,539	54,597
Principal payments on capital lease obligations	(2,215)	(706)	(8,119)	(997)

Net cash provided by financing activities	577,655	14,350	637,153	96,911

Effect of exchange rate changes	4,200	933	(1,976)	(732)

Net increase in cash and cash equivalents	768,418	101,520	527,472	204,739
Cash and cash equivalents, beginning of period	242,888	382,314	483,834	279,095

Cash and cash equivalents, end of period	$1,011,306	$483,834	$1,011,306	$483,834

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009	Jan 31, 2009	Oct 31, 2008
Full Time Equivalent Headcount	3,969	3,814	3,653	3,607	3,566	3,318

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,727,048	$1,070,092	$1,030,406	$983,824	$882,565	$804,606
Deferred revenue, current and noncurrent	$704,348	$545,435	$549,010	$549,373	$594,026	$469,534

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2010	2009	2010	2009
Revenues by geography (in thousands):
Americas	$244,362	$209,419	$923,823	$776,495
Europe	64,012	48,088	232,367	190,685
Asia Pacific	45,675	32,076	149,393	109,589

	$354,049	$289,583	$1,305,583	$1,076,769

As a percentage of total revenues:

Revenues by geography:
Americas	69%	72%	71%	72%
Europe	18	17	18	18
Asia Pacific	13	11	11	10

	100%	100%	100%	100%